TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

180608D55A

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

WANG & LEE GROUP, Inc.
宏利營造集團
BVI COMPANY NUMBER: **2063700**

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 20th day of May, 2021.

REGISTRAR OF CORPORATE AFFAIRS · BVI FINANCIAL SERVICES COMMISSION · FSC

for **REGISTRAR OF CORPORATE AFFAIRS**
20th day of May, 2021